EXHIBIT 99.1

News Release

Contact:
Rich Cockrell
Vice President, Investor Relations
770/767-4500
MATRIA HEALTHCARE ANNOUNCES 2007 GUIDANCE
Company Forecasts Earnings per Share From Continuing Operations Growth in
Excess of 40%
     Marietta, GA, December 18, 2006 — Matria Healthcare, Inc. (NASDAQ: MATR) announced today its guidance for the year 2007. With the divestitures of the Company’s non-core businesses completed during 2006, this presentation will mark Matria’s first forecast as a pure play in the wellness and disease management market.
     During 2006, Matria devoted considerable efforts to completing the integration of CorSolutions, WinningHabits and Miavita and capturing significant synergies and operating efficiencies made available through the combination of the companies. “As a result, we are poised to produce growth that is expected to exceed a 40% increase in earnings per share,” said Parker H. Petit, Chairman and Chief Executive Officer.
     Matria enters 2007 as the industry leader in the employer carve-out and bio-pharma sectors of the wellness and disease management market, and has a significant share of the health plan sector. In 2006 to date, the Company won 112 new or expanded awards of business for its wellness and disease management services, comprised of 71 awards from self-insured employers, 39 awards from health plans and 2 awards of business received through the Company’s biopharma channel. Request for Proposal (RFP) activity continues at an increased pace. Commensurate with the strong influx of RFPs, the Company projects the 2007 volume of new or expanded awards of wellness and disease management business to increase by nearly 40% to a range of 150 to 160. The Company expects further growth in its wellness and disease management business through its recent strategic agreement to capitalize on the opportunities available in the long-term care insurance market for seniors.
     MaternaLink®, the obstetrical risk assessment and education component of Women’s and Children’s Health, will be driving the growth of that division in 2007. The market has now embraced the principles of disease management as it relates to high-risk obstetrics. The census of patients receiving Matria’s clinical services for management of preterm labor and other complications of pregnancy and unit pricing also continue to grow. The division also expects numerous operating efficiencies in 2007, further increasing profit margin.
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MATRIA HEALTHCARE ANNOUNCES 2007 GUIDANCE
DECEMBER 18, 2006

GUIDANCE FOR 2007
     Matria’s estimates for 2006 and 2007 revenues and earnings from continuing operations are set forth in the table below. The table identifies the effects on Matria’s guidance of certain items related to an expected increase in the Company’s deferred revenue and the availability of a generic version of one of the pharmaceuticals used by Women’s and Children’s Health. Disclosure of these items highlights the true rate at which the Company’s business is growing. The table below also highlights the impact of the FAS 123(R) requirements for reporting share-based compensation expense.
Revenue Guidance

	2007 Year	2006 Year (1)	Growth (2)
Wellness and Disease Management Guidance	$260-270	$228-229	16%
Deferred Revenue Impact	5	—

	$265-275	$228-229	18%

Women’s and Children’s Health Guidance	$110-110	$109-110	1%
Generic Drug Impact	10	—

	$120-120	$109-110	10%

Matria Consolidated Guidance	$370-380	$337-339	11%
Deferred Revenue Impact	5	—
Generic Drug Impact	10	—

	$385-395	$337-339	15%

(1)	Guidance based on actual results through 9/30/06 and fourth quarter estimates as of 10/26/06; and not updated since that date.

(2)	Calculated from midpoints.
Earnings Per Share Guidance

	2007 Year	2006 Year (1)	Growth (2)
Earnings Per Share Guidance	$1.18-1.29	$0.84-0.87	44%
Deferred Revenue Impact	0.14	—
Generic Drug Impact	—	—
Share-based Compensation	0.35 - 0.31	0.23

	$1.67-1.74	$1.07-1.10	57%

(1)	Guidance based on actual results through 9/30/06 and fourth quarter estimates as of 10/26/06; and not updated since that date.

(2)	Calculated from midpoints.
     Earnings before interest, taxes, depreciation and amortization (EBITDA) is forecasted to be in the range of $101 million to $103 million, before the effects of share-based compensation of $10 million to $11 million.
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MATRIA HEALTHCARE ANNOUNCES 2007 GUIDANCE
DECEMBER 18, 2006

     The 2007 guidance assumes the Company’s deferred revenue will increase $5 million, from $14 million to $19 million. This increase in deferred revenue is attributable to certain risk parameters that are in many of the Company’s contracts with employers and health plans. The Company monitors those risk parameters on a monthly and quarterly basis. When the informatics data demonstrates the contractual commitments are being met, the previously deferred revenue is recognized. As the Company’s revenue grows, the Company expects its deferred revenue component will continue to increase, particularly in the first six to nine months of a significant new contract. Historically, the Company has recognized a substantial portion of its deferred revenue.
     The implementation of the recently announced Wellmark account is progressing on schedule. Considerable resources are devoted to the timely implementation of this innovative and comprehensive new business. As a result of the implementation activities, the Company expects the first quarter of 2007 revenue and earnings from its Health Enhancement division will not show an even progression over past quarters and will not be reflective of the progression of subsequent quarters.
     The Company believes that its shareholder-approved stock incentive plans for management and directors are aligned with the interests of Matria’s shareholders. The stock options and restricted stock granted under these plans are accounted for in accordance with FAS 123(R). The increase in 2007 over 2006 is due primarily to the growth during 2007 in the value of the Company’s stock and a shorter vesting schedule to be more aligned with industry practices. In the most recent independent proxy analysis of Matria’s management and outside director stock incentive plans, it was concluded that the critical measures of shareholder dilution resulting from the plans and the total costs of the Company’s plans were well within the industry’s recommended limits.
WELLNESS AND DISEASE MANAGEMENT GROWTH OPPORTUNITIES
     “It has been readily acknowledged that future improvements in the effectiveness of the U.S. healthcare system will come through technology innovation. Matria has clearly emerged as a technology leader in the wellness and disease management market. In 2007, we will significantly exceed our previous annual technology capital expenditures, primarily related to product innovation. We will escalate our efforts to maintain our technology leadership,” commented Petit.
     The wellness and disease management market continues to evolve and new revenue sources continue to develop. One of the most significant growth opportunities includes certain sales “channels” that are quickly embracing the positive impact that wellness and disease management can have on their business sectors. The Company will focus its sales initiatives on many of these channels in 2007 including disability, Pharmacy Benefit Management (PBM) organizations, Third Party Administrators (TPAs), benefit consultants, aggregators for mid-size employers and certain international communities.
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MATRIA HEALTHCARE ANNOUNCES 2007 GUIDANCE
DECEMBER 18, 2006

DISABILITY CHANNEL
     The Company recently announced an alliance with UnumProvident, the largest disability insurer in the United States and United Kingdom, insuring more than 21 million people. Through this relationship, UnumProvident and Matria are coordinating sales activities among the employers that insure their disability risk through UnumProvident and those that have wellness and disease management programs with Matria. Employers are financially motivated to coordinate their disability and health benefits because of the potential savings in cost and productivity.
MID-MARKET CHANNEL
     Matria believes a growth opportunity exists for delivering disease management programs to employers with fewer than 5,000 employees. The Company refers to this group of employers as the mid-market. It is estimated that this largely untapped market opportunity is approximately three times the size of the Fortune 1000 market opportunity. The Company has developed programs uniquely suited to serving this market and, in 2007, will be offering these programs through a number of channels with access to this market.
INTERNATIONAL CHANNEL
     The international market continues to show potential for business awards. The initial focus of the international community is on health and wellness programs with an emerging focus on disease management programs and services. In August 2006, the Company announced its agreement with Australian-based Revive Group to offer Matria’s health and wellness programs to the Australian market. The Company is also pursuing strategic partnerships with potential customers in the European, Asia/Pacific and Canadian markets. It will take some time to develop the potential of the various international markets. As a result, the Company does not anticipate any meaningful revenue in 2007 from international customers.
STRATEGIC ALLIANCE IN LONG-TERM CARE
     Reflected in the Company’s 2007 guidance is the impact of Matria’s recent investment in and strategic alliance with privately-held Secured Independence, Inc. to address the needs of the long-term care insurance industry (LTCI). “With an estimated 10 million policies in force generating 50,000 new claims each year and an estimated $500 billion of future claims liability, the LTCI is calling out for risk assessment to support underwriting and proactive care management strategies to manage risk,” said Geoff Walton, CEO of Secured Independence. “Matria will leverage our existing care management technologies, industry-leading informatics and clinical assets to enable seniors to age-in-place and avoid less desirable and more costly institutional services.
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MATRIA HEALTHCARE ANNOUNCES 2007 GUIDANCE
DECEMBER 18, 2006

There is a win-win outcome for seniors and LTCI carriers. In the next several years, as the fee-for-service and managed Medicare disease management opportunities mature, we see significant strategic benefit to investing in senior-focused competencies as well,” said Richard M. Hassett, MD, Matria’s President and Chief Operating Officer.
     In accordance with FIN46, Secured Independence’s results will be included in Matria’s consolidated results of operations in 2007. The Company’s guidance includes an estimated $3.8 million in 2007 net new revenue from Matria’s relationship with Secured Independence. A loss of $0.04 per diluted common share resulting from the consolidation of the Secured Independence results is included in the Company’s 2007 guidance.
WOMEN’S AND CHILDREN’S HEALTH GROWTH OPPORTUNITIES
     Capitalizing on the increasing market demand to control maternity-related costs, on January 1, 2007, Women’s and Children’s Health will launch a new program called the Total Maternal-Newborn Solution (TMNS). TMNS uniquely represents the entire continuum of care for pregnant moms. It combines the disease management component of MaternaLink with case management, and the high-risk OB management programs with a comprehensive NICU program with the aim of improving outcomes, and at the same time, reducing the cost burden. “When combined with the clinical services we offer for high-risk pregnancies, our outcomes are even more compelling. With MaternaLink, obstetricians can be alerted to factors that require urgent clinical attention to effectively manage a pregnancy at risk for premature delivery or other complications,” said Hassett.
     A key pharmaceutical used in one of the Women’s and Children’s Health therapies will qualify for generic production throughout 2007 which will reduce the price of the drug. Under some contracts, the revenue from that therapy is on a cost plus basis, which will have the effect of reducing revenues. The Company believes the cost reduction will also change physicians’ prescribing patterns because this pharmaceutical has been the drug of choice, but it was much more expensive than a similar drug used for that therapy. Therefore, Women’s and Children’s Health executives expect to see the actual volume in these services increase. The Company anticipates the net effect to be an approximate $10 million reduction in actual revenues that will occur during the year. With generic availability, Matria hopes to obtain more competitive pricing and modestly increased profitability.
CONFERENCE CALL
     The Company will host a conference call to discuss this press release and its 2007 guidance later today, December 18, 2006, at 10:30 a.m. Eastern Standard time. A listen only simulcast, followed by a 30-day replay, of the conference call will be available online at www.matria.com and www.fulldisclosure.com today, December 18, 2006, beginning at 10:30 a.m. Eastern Standard time.
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MATRIA HEALTHCARE ANNOUNCES 2007 GUIDANCE
DECEMBER 18, 2006

ABOUT MATRIA
     Matria Healthcare is a leading provider of comprehensive health enhancement programs to health plans, employers and government agencies. Matria is dedicated to developing better educated, motivated and self-enabled healthcare consumers and supporting clinicians in managing the care of their patients. The Company manages major chronic diseases and episodic conditions including diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, musculoskeletal and chronic pain, depression, obesity, and other conditions. Matria delivers programs that address wellness, healthy living, productivity improvement and patient advocacy, and provides case management of acute and catastrophic conditions. Headquartered in Marietta, Georgia, Matria operates through nearly 50 offices around the United States. More information about Matria can be found online at www.matria.com.
SAFE HARBOR STATEMENT
     This press release contains forward-looking statements. Such statements include, but are not limited to, the Company’s financial expectations for the full year of 2006 and 2007, the synergies and operating efficiencies made available through recent acquisitions, continued increase in RFP activity, the expected new and expanded awards of wellness and disease management business to be received during 2007, the opportunities available in the long-term care insurance market and the resultant growth opportunity, the growth of MaternaLink and patient census in the Women’s and Children’s Health division, the achievement of operating efficiencies and increased profit margins in the Women’s and Children’s Health division, the increase in deferred revenues and the ability to recognize those revenues in the future, the financial effects of the generic status of one of the pharmaceuticals used in the Women’s and Children’s Health division, the timeliness of the implementation of the Wellmark account, retention of existing business, the continuation of the rapid growth of the Company’s health enhancement, wellness and disease management business, the success of various sales channels, the mid-market and international opportunities, the financial impact of the Company’s investment in Secured Independence, the strategic benefit to investing in senior-focused competencies, the success of the TMNS program, the financial impact of the disease management and wellness accounts to be awarded in 2007 and the timing of their implementation. These statements are based on current information and belief and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company’s inability to achieve its financial expectations for the full year of 2006 and 2007, failure to achieve synergies and operating efficiencies made available through recent acquisitions, lower than expected RFP activity, the possibility that demand for the Company’s disease management-related programs, including, without limitation, health and wellness services, will diminish or not continue to grow, fewer than anticipated awards of disease management and wellness business, inability of the Company to
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MATRIA HEALTHCARE ANNOUNCES 2007 GUIDANCE
DECEMBER 18, 2006

continue to demonstrate significant cost savings and compelling outcomes for its disease management clients, failure to achieve the revenue expectations for the Company’s awarded business during 2007, delays or problems in implementation or management of new disease management and wellness contracts, failure to penetrate the long-term care insurance, mid-market or international market, lower than expected growth of MaternaLink or patient census and unit pricing in the Women’s and Children’s Health division, inability to recognize deferred revenues as income in future periods, lost contracts or reduced revenue from existing contracts, problems associated with sales or operation of the TMNS program, the implementation of new accounting principles, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria’s business and the risk factors detailed from time to time in Matria’s periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria’s Annual Report on Form 10-K for the year ended December 31, 2005. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.
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MATRIA HEALTHCARE ANNOUNCES 2007 GUIDANCE
DECEMBER 18, 2006

Matria Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measure for 2007 Guidance
(Amounts in millions)

Reconciliation of Earnings from Continuing Operations to EBITDA from Continuing Operations Before Share-Based Compensation	Low	High
Earnings from continuing operations	$26	$28
Share-based compensation	11	10
Income tax expense	19	20
Interest expense, net	24	24
Depreciation and amortization	21	21

EBITDA before share-based compensation	$101	$103

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